Exhibit 10.1

First Amendment To

Intellectual Property Acquisition and Management Transition Agreement

And

Amended and Restated Perpetual Field Of Use License Terms

This First Amendment to Intellectual Property Acquisition and Management Transition Agreement and Amended and Restated Perpetual Field-of-Use License Terms (this “Amendment”) is entered into as of June 25, 2026 (the “Amendment Effective Date”), by and among:

1. BlueFuture Aquatics, Inc. (formerly NaturalShrimp Incorporated), a Nevada corporation (the “Company”);

2. Hydrenesis, Inc., a Florida corporation (“Hydrenesis”);

3. David Antelo, an individual (“Antelo”);

The Company, Hydrenesis, and Antelo are referred to collectively as the “Original Parties.” Gerald Easterling, Thomas Untermeyer, and William Delgado are joining this Amendment solely as limited acknowledging parties and not as directors, officers, fiduciaries, or representatives of the Company (collectively, the “Prior Leadership Acknowledging Parties”).

RECITALS

WHEREAS, the Original Parties entered into that certain Intellectual Property Acquisition and Management Transition Agreement dated March 17, 2026 (the “Original Agreement”);

WHEREAS, subsequent to the Original Agreement, the Company changed its legal name with the Nevada Secretary of State to BlueFuture Aquatics, Inc.; however, as of the Amendment Effective Date, the Company’s name and trading symbol have not yet been processed by FINRA, and references to NaturalShrimp Incorporated, SHMP, or the Company’s former name are included for continuity only;

WHEREAS, the Original Agreement contemplated a governance transition, restructuring of legacy obligations and securities, issuance of preferred stock, and a proposed transfer of certain intellectual property and related technology assets;

WHEREAS, the Original Parties acknowledge that governance and control of the Company transferred effective March 17, 2026 pursuant to the Original Agreement, including the appointment of Antelo as Chief Executive Officer and sole director of the Company;

WHEREAS, the Original Parties further acknowledge that the intellectual property transfer, IP assignment, and related technology asset acquisition components contemplated by the Original Agreement have not been consummated as of the Amendment Effective Date;

WHEREAS, the Original Parties desire to amend the Original Agreement before consummation of the technology transaction so that Hydrenesis retains ownership of the applicable intellectual property and technology, and the Company receives a perpetual field-of-use license within defined commercial sectors;

WHEREAS, the Original Parties intend for the Company to commercialize licensed technology rights through its aquaculture, recirculating aquaculture systems, controlled aquatic protein production, certified operator, and related water treatment strategy without acquiring Hydrenesis as a business, without acquiring substantially all of Hydrenesis assets, and without assuming Hydrenesis operations, employees, customer contracts, facilities, historical revenue streams, or liabilities;

WHEREAS, the Prior Leadership Acknowledging Parties are joining this Amendment only to acknowledge that the amendment of the technology transaction from an asset transfer structure to a perpetual field-of-use license structure is consistent with the commercial intent of the parties and is not a unilateral post-control action by Antelo acting alone; and

WHEREAS, Section 11.3 of the Original Agreement provides that no amendment is effective unless in writing and signed by all parties.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, acknowledgments, and other good and valuable consideration set forth herein, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

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1. STATUS OF ORIGINAL AGREEMENT; LIMITED AMENDMENT

1.1 Continuing Effect. Except as expressly amended by this Amendment, the Original Agreement remains in full force and effect. If there is any conflict between the Original Agreement and this Amendment, this Amendment controls.

1.2 Amendment Before Technology Closing. The Original Parties acknowledge and agree that the technology transaction contemplated by the Original Agreement, including the contemplated intellectual property transfer and assignment structure, had not closed or been consummated before the Amendment Effective Date. This Amendment modifies that unconsummated portion of the Original Agreement.

1.3 Governance Transition Preserved. Nothing in this Amendment rescinds, reverses, impairs, or reconditions the governance transition that occurred effective March 17, 2026. Antelo remains the Company’s Chief Executive Officer and sole director unless and until changed in accordance with the Company’s governing documents and applicable law.

2. TERMINATION AND SUPERSESSION OF IP TRANSFER STRUCTURE

2.1 No IP Assignment. The Original Parties acknowledge and agree that no assignment, sale, conveyance, transfer, or change in ownership of the Licensed Technology (as defined below) has occurred or shall occur under the Original Agreement.

2.2 Exhibit H Superseded. Exhibit H to the Original Agreement, including any form of Intellectual Property Assignment Agreement or similar document, is terminated, superseded, and replaced in its entirety by the license terms set forth in this Amendment. Any executed or partially executed intellectual property assignment document related to the Original Agreement is void, of no further force or effect, and shall not be recorded with the United States Patent and Trademark Office or any other governmental aut hority.

2.3 No Ownership Claim by Company. The Company shall not claim ownership of the Licensed Technology by virtue of the Original Agreement or this Amendment. The Company may describe itself as a perpetual licensee within the Licensed Field, subject to the terms of this Amendment.

2.4 Further Assurances. If any IP assignment document has been delivered into escrow, executed, exchanged, or otherwise held by any party or escrow holder, the Original Parties shall instruct the escrow holder and all applicable parties not to release, record, rely upon, or use such assignment document, and to mark it superseded by this Amendment.

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3. DEFINITIONS

The following definitions replace or supplement the definitions in the Original Agreement:

Licensed Technology. means the intellectual property, technology rights, know-how, technical information, inventions, patent rights, patent applications, trade secrets, designs, processes, operating data, engineering information, technical documentation, algorithms, control concepts, system designs, and commercialization materials owned or controlled by Hydrenesis or its Affiliates that are reasonably necessary or useful for use in the Licensed Field, including the technology listed on Schedule A.

Licensed Field. means aquaculture, recirculating aquaculture systems, controlled aquatic protein production, shrimp and seafood production, hatchery, nursery, grow-out, aquatic animal health, aquatic biosecurity, aquatic production water treatment, certified operator networks, Blue Grade or similar certification programs, microfishery or franchise-style aquatic production models, and water treatment applications directly supporting any of the foregoing.

Excluded Field. means all fields and applications outside the Licensed Field, including municipal drinking water, residential water purification, disaster response water purification, general industrial wastewater unrelated to aquatic protein production, oil and gas, mining, general agricultural irrigation, and any other non-aquaculture field unless added by written amendment.

License Effective Closing. means the date on which the closing conditions of the Original Agreement, as amended by this Amendment, are satisfied or waived in writing, including the reduction, settlement, conversion, or release of Company liabilities so that not more than $1,000,000 in liabilities remain outstanding post-closing, unless otherwise waived in writing by the benefiting party.

Licensed Marks. means only those Hydrenesis trademarks, names, trade names, service marks, logos, certification names, or brand elements expressly approved by Hydrenesis in writing for Company use in the Licensed Field.

4. REPLACEMENT OF TRANSFERRED IP REFERENCES

4.1 Replaced Terms. Each reference in the Original Agreement to “Transferred IP,” “Assigned Intellectual Property,” “IP Assignment,” “assignment,” “transfer,” “conveyance,” or similar ownership-transfer language is amended to mean the Licensed Technology and the license rights granted under this Amendment, but only to the extent necessary to carry out the license structure described herein.

4.2 No Asset Acquisition. The Original Parties agree that the amended technology transaction is a license transaction and not an asset purchase, business acquisition, merger, consolidation, succession, or acquisition of Hydrenesis as a business. Except for Antelo’s separate and disclosed service to the Company, the Company is not acquiring Hydrenesis employees, facilities, customer contracts, historical revenue streams, commercial pipeline, vendor contracts, corporate books, bank accounts, liabilities, or operations.

4.3 Retained Ownership and Retained Rights. Hydrenesis retains all ownership rights in and to the Licensed Technology, including all rights in the Excluded Field. All rights not expressly granted to the Company are reserved by Hydrenesis.

5. PERPETUAL FIELD-OF-USE LICENSE

5.1 Grant of License. Effective upon the License Effective Closing, Hydrenesis grants to the Company a perpetual, worldwide, exclusive license within the Licensed Field to use, practice, commercialize, manufacture, have manufactured, sell, offer for sale, import, export, distribute, deploy, operate, integrate, demonstrate, validate, support, improve, and sublicense the Licensed Technology, subject to this Amendment.

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5.2 Exclusivity. The license is exclusive within the Licensed Field, including as against Hydrenesis, except that Hydrenesis may continue to perform research, development, engineering, consulting, validation, support, and technical services for or with the Company, its Affiliates, certified operators, licensees, customers, universities, contractors, and approved strategic partners.

5.3 Sublicensing. The Company may grant sublicenses within the Licensed Field to Affiliates, subsidiaries, contractors, certified operators, franchisees, pilot partners, universities, research partners, strategic partners, equipment manufacturers, integrators, distributors, customers, and other commercial counterparties, provided that each sublicense is limited to the Licensed Field and is subject to commercially reasonable quality control, confidentiality, intellectual property protection, and use restrictions.

5.4 No Sublicense Outside Licensed Field. The Company shall not license, sublicense, assign, transfer, sell, or commercialize the Licensed Technology outside the Licensed Field without Hydrenesis prior written consent.

5.5 Improvements. Improvements, enhancements, modifications, derivative works, data models, operating workflows, control processes, designs, or inventions developed by or for the Company using the Licensed Technology within the Licensed Field shall be owned by the Company, subject to Hydrenesis retained ownership of the underlying Licensed Technology. Improvements developed by Hydrenesis outside the Licensed Field shall be owned by Hydrenesis. The parties shall cooperate in good faith to allocate ownership of jointly developed improvements based on inventorship, funding, field of use, and applicable law.

5.6 Technical Support. Hydrenesis shall provide commercially reasonable technical transition support, subject matter expertise, documentation, and know-how access reasonably necessary for the Company to commercialize the Licensed Technology in the Licensed Field. The scope, budget, and timing of support may be further documented in a separate statement of work.

5.7 Confidentiality and Know-How Protection. All nonpublic technical information, trade secrets, know-how, engineering documentation, operating data, and commercialization materials disclosed under this Amendment shall remain subject to the confidentiality provisions of the Original Agreement and any additional confidentiality obligations imposed on sublicensees or contractors.

5.8 Licensed Marks and Quality Control. The Company may use Licensed Marks only to the extent approved in writing by Hydrenesis and only in the Licensed Field. Any use of Licensed Marks shall be subject to reasonable quality control and brand protection standards.

5.9 Term. The license granted under this Amendment is perpetual and shall continue indefinitely unless terminated only as expressly provided in Section 5.10.

5.10 Limited Termination Rights. Hydrenesis may terminate the license only upon a material uncured breach by the Company after written notice and a sixty (60) day cure period, provided that if the breach is reasonably capable of cure but cannot be cured within sixty (60) days, the Company shall have such additional time as is reasonably necessary so long as it has commenced cure within the initial cure period and diligently pursues cure. No termination shall affect sublicenses granted before termination if the applicable sublicensee is not in material breach and agrees to be bound directly to Hydrenesis on substantially the same applicable terms.

5.11 Bankruptcy and Survival. The parties intend the license rights granted herein to constitute intellectual property license rights protected to the maximum extent available under applicable law, including Section 365(n) of the United States Bankruptcy Code to the extent applicable.

5.12 Survival Through Company Transactions. The license and sublicensing rights granted under this Amendment shall survive and remain enforceable following any Company name change, FINRA name or symbol change, reverse split, recapitalization, financing, uplisting, reorganization, merger, consolidation, stock sale, change of control, or sale of substantially all of the Company’s assets, and shall bind the Company and its permitted successors and assigns.

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6. CONSIDERATION; HYDRENESIS CLAIM; EQUITY ISSUANCE

6.1 Revised Consideration. Section 5.3(a) of the Original Agreement is amended to state that any Company equity securities issued to Hydrenesis at the License Effective Closing shall be issued in consideration of: (a) the perpetual field-of-use license granted under this Amendment; (b) Hydrenesis continuing technical support and commercialization cooperation obligations; and (c) the conversion, restructuring, settlement, or release of the Hydrenesis Claim, as applicable.

6.2 No Consideration for IP Ownership Transfer. No Company securities shall be issued in consideration of an assignment or transfer of ownership of the Licensed Technology because no such assignment or transfer is occurring.

6.3 Closing Equity. Subject to the License Effective Closing and the final capitalization schedule, the Company shall issue to Hydrenesis the Series P-2 Preferred Stock or other equity securities described in the capitalization schedule as amended, and shall issue to Antelo the Series P Preferred Stock or other equity securities described in the capitalization schedule as amended.

6.4 Restricted Securities. All equity securities issued pursuant to the Original Agreement, as amended by this Amendment, shall remain restricted securities and shall be issued only pursuant to an available exemption from registration under the Securities Act of 1933, as amended, and applicable state securities laws.

6.5 No Prior Issuance or Conversion. The Original Parties acknowledge that, as of the Amendment Effective Date, (a) the Certificates of Designation for the Series P Preferred Stock and Series P-2 Preferred Stock have not been filed with the Nevada Secretary of State, (b) no Series P Preferred Stock or Series P-2 Preferred Stock has been issued, and (c) the Hydrenesis Claim has not been converted, exchanged, recorded as converted, or otherwise settled. Any such filing, issuance, conversion, exchange, or sett lement shall occur only at or after the License Effective Closing and in accordance with the Original Agreement, as amended by this Amendment, the final capitalization schedule, applicable law, and required corporate approvals.

6.6 Revised Closing Percentages and Total Target Ownership. Subject to the License Effective Closing, the final capitalization schedule, and compliance with applicable law, the Company shall issue to Antelo shares of Series P Preferred Stock representing ten percent (10%) of the Company’s Fully Diluted Capitalization, calculated on a fully diluted, as-converted basis as of the License Effective Closing. Subject to the License Effective Closing, the final capitalization schedule, and compliance with applicable law, the Company shall issue to Hydrenesis shares of Series P-2 Preferred Stock representing fifteen percent (15%) of the Company’s Fully Diluted Capitalization, calculated on a fully diluted, as-converted basis as of the License Effective Closing. The parties acknowledge and agree that the remaining milestone equity shall be earned in four equal milestone increments. Each milestone shall increase Antelo’s economic ownership by an additional three and seventy-five one-hundredths percent (3.75%) and shall increase Hydrenesis’ economic ownership by an additional six and twenty-five one-hundredths percent (6.25%), for a combined increase of ten percent (10%) per milestone. Upon achievement of all four milestone events, Antelo shall be entitled to hold Series P Preferred Stock representing twenty-five percent (25%) of the Company’s Fully Diluted Capitalization, and Hydrenesis shall be entitled to hold Series P-2 Preferred Stock representing forty percent (40%) of the Company’s Fully Diluted Capitalization, for a combined total of sixty-five percent (65%) of the Company’s Fully Diluted Capitalization.

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7. AMENDED MILESTONE EVENTS

7.1 Replacement of Existing Milestones. Section 2.12 and Section 5.3(c) of the Original Agreement are amended and restated in their entirety so that the milestone economics relate to the Company’s execution of the licensed commercialization plan and not to the assignment, transfer, or acquisition of intellectual property ownership. The prior milestone structure, including any milestone based on a $7,500,000 capital raise or $1,000,000 franchise revenue requirement, is deleted and replaced with the milestone structure set forth in Schedule D attached to this Amendment.

7.2 Milestone Equity. The milestone events, milestone equity increases, top-up mechanics, certification procedures, earnout period, and related milestone provisions are set forth on Schedule D. Schedule D is incorporated into this Amendment by reference and shall be deemed part of this Amendment for all purposes.

7.3 Automatic Issuance Upon Independent Certification. The milestone equity shall be earned automatically upon satisfaction of the applicable milestone, subject only to certification in accordance with Schedule D. The Company shall issue the applicable Series P Preferred Stock and Series P-2 Preferred Stock within ten (10) business days after certification of milestone achievement.

7.4 No Governance Effect. Achievement or non-achievement of any milestone shall not affect voting power, board composition, officer authority, governance control, or the validity of any governance action, all of which remain governed by the Company’s governing documents, certificates of designation, and applicable law.

7.5 Securities Law Compliance. All milestone equity issued pursuant to this Section 7 and Schedule D shall be issued only in compliance with applicable federal and state securities laws, the Company’s governing documents, the applicable certificates of designation, and any required corporate approvals.

8. CONDITIONS TO LICENSE EFFECTIVE CLOSING

8.1 Amended Conditions. The conditions to Closing in Section 4.1 of the Original Agreement remain in effect except to the extent superseded by this Amendment. Any condition requiring delivery, escrow, release, or assignment of Transferred IP is replaced by the requirement that Hydrenesis grant the perpetual field-of-use license described in this Amendment.

8.2 Liability Condition Waived Soley for the License Effective Closing. The Original Parties acknowledge that the Original Agreement and this Amendment contemplated the reduction, settlement, conversion, or release of Company liabilities so that not more than $1,000,000 in liabilities would remain outstanding post-closing, unless waived in writing by the benefiting party. The Original Parties hereby waive such liability condition solely for purposes of confirming that the License Effective Closing occurred and that the perpetual field-of-use license became effective as of June 25, 2026. For avoidance of doubt, this waiver does not waive, release, discharge, impair, compromise, or modify any Company liability, creditor claim, legacy obligation, disclosure obligation, accounting treatment, or restructuring obligation. All such liabilities and obligations shall remain subject to applicable law, SEC disclosure requirements, accounting treatment, and any separate settlement, conversion, exchange, release, or restructuring agreements.

8.3 Affiliate-Owned Technology. If any portion of the Licensed Technology is owned by an Affiliate of Hydrenesis, including Hydrenesis Delta Systems LLC or any other related entity, Hydrenesis shall cause such Affiliate to execute a joinder, consent, or separate license confirmation before or at the License Effective Closing, as reasonably necessary to give effect to the license granted under this Amendment.

9. PUBLIC DISCLOSURE AND SEC FILINGS

9.1 Amended Form 8-K. The Company is authorized to prepare and file an amendment to its Form 8-K filed on March 29, 2026 in connection with the March 17, 2026 transaction, and to disclose that the Original Agreement has been amended to replace the contemplated intellectual property transfer and assignment structure with a perpetual field-of-use license structure.

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9.2 Disclosure of Prior Leadership Acknowledgment. The Company may disclose that the Prior Leadership Acknowledging Parties joined this Amendment solely to acknowledge the change in structure and to confirm that the amendment is consistent with the original commercial intent of the transaction. The Company shall not describe the Prior Leadership Acknowledging Parties as current directors, officers, fiduciaries, or representatives of the Company unless separately true at the time of disclosure.

9.3 Accurate Disclosure. The Company may file this Amendment as an exhibit to any SEC filing if the Company determines that such filing is required or advisable. The Original Parties shall cooperate in good faith to ensure public disclosures accurately describe the revised license structure, the preservation of the governance transition, and the fact that no ownership transfer of the Licensed Technology occurred.

9.4 Shell Company and Accounting Status. The parties acknowledge that the Company may continue to disclose shell company status until later filings support a change in status based on operations, assets, and applicable SEC disclosure and accounting requirements. Nothing in this Amendment, by itself, is intended to constitute a completed business acquisition or to cause the Company to cease being a shell company before future operations, assets, and filings support such status change. The Company may work with its accounting team regarding any future transition from liquidation-basis presentation to going-concern presentation as the facts and applicable accounting standards support.

10. PRIOR LEADERSHIP ACKNOWLEDGMENT

10.1 Limited Capacity. Each Prior Leadership Acknowledging Party signs this Amendment solely in his individual capacity and solely for the limited purposes set forth in this Section 10. No Prior Leadership Acknowledging Party is signing as a current director, officer, fiduciary, agent, or representative of the Company.

10.2 Acknowledgment. Each Prior Leadership Acknowledging Party acknowledges that: (a) the Original Agreement was intended to transition governance and create a path for the Company to commercialize aquaculture and water treatment technology; (b) the amendment of the technology transaction from an intellectual property ownership transfer to a perpetual field-of-use license is consistent with that commercial intent; and (c) such amendment is not a unilateral post-control action by Antelo acting without knowledge of the Prior Leadership Acknowledging Parties.

10.3 No Required Approval. The Original Parties acknowledge that approval by the Prior Leadership Acknowledging Parties is not required for the Company to enter into this Amendment if they no longer serve as directors or officers of the Company. Their signatures are included for transparency, continuity, and public confidence only.

10.4 No Personal Liability. No Prior Leadership Acknowledging Party assumes any personal liability, indemnity obligation, payment obligation, fiduciary duty, operational obligation, securities issuance obligation, or continuing corporate responsibility by signing this Amendment, except for the accuracy of his own acknowledgment in this Section 10 and any obligations that already exist under separate written agreements or applicable law.

10.5 No Revival of Authority. Nothing in this Amendment revives, reinstates, extends, or creates any director, officer, employee, or fiduciary position for any Prior Leadership Acknowledging Party.

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11. REPRESENTATIONS

11.1 Company. The Company represents that it has authority to execute and deliver this Amendment, subject to any required board approval, securities law compliance, and required public disclosure.

11.2 Hydrenesis. Hydrenesis represents that it owns or controls, or will cause its applicable Affiliates to license, the rights necessary to grant the license described in this Amendment within the Licensed Field, subject to any disclosures made in writing to the Company.

11.3 Antelo. Antelo represents that he is entering into this Amendment in his individual capacity and, separately, signing for the Company only in his authorized corporate capacity.

11.4 No Transfer of Business. The Original Parties represent and acknowledge that this Amendment does not transfer Hydrenesis as a business and does not transfer Hydrenesis employees, operating facilities, customer contracts, revenue streams, corporate opportunities outside the Licensed Field, liabilities, bank accounts, or corporate records. Antelo’s service to the Company is a separate governance and management matter and is not a transfer of Hydrenesis personnel or operations.

12. MISCELLANEOUS

12.1 Governing Law and Forum. This Amendment shall be governed by the laws of the State of Nevada, without regard to conflict-of-law principles. The exclusive venue for disputes under this Amendment shall be the state and federal courts located in Clark County, Nevada, unless otherwise required by applicable securities laws.

12.2 Entire Agreement as Amended. The Original Agreement, as amended by this Amendment, constitutes the entire agreement among the Original Parties regarding the subject matter. No prior or contemporaneous statement, draft, exhibit, assignment, schedule, communication, or document shall modify the license structure unless expressly incorporated into this Amendment.

12.3 Further Assurances. The parties shall execute and deliver such additional documents and take such additional actions as are reasonably necessary to carry out this Amendment, including escrow instructions, assignment termination acknowledgments, joinders by IP-owning Affiliates, updated capitalization schedules, amended SEC disclosures, and updated exhibit indexes.

12.4 Counterparts and Electronic Signatures. This Amendment may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

12.5 Severability. If any provision of this Amendment is held invalid or unenforceable, the remaining provisions shall remain in full force and effect to the maximum extent permitted by law.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Effective

Date first written above.

ORIGINAL PARTY:

BLUEFUTURE AQUATICS, INC. (FORMERLY NATURALSHRIMP INCORPORATED)

By:
Name:	David Antelo
Title/Capacity:	Chief Executive Officer
Date:	June 25, 2026

ORIGINAL PARTY: HYDRENESIS, INC.

By:
Name:	David Antelo
Title/Capacity:	Chief Executive Officer
Date:	June 25, 2026

ORIGINAL PARTY:

By:
Name:	David Antelo
Title/Capacity:	Individual
Date:	June 25, 2026

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LIMITED ACKNOWLEDGMENT BY PRIOR LEADERSHIP ACKNOWLEDGING PARTIES

Each undersigned Prior Leadership Acknowledging Party signs below solely for the limited acknowledgment set forth in Section 10 of this Amendment and not as a current director, officer, fiduciary, representative, or agent of BlueFuture Aquatics, Inc. (formerly NaturalShrimp Incorporated).

PRIOR LEADERSHIP ACKNOWLEDGING PARTY:

By:	/s/ Gerald Easterling
Name:	Gerald Easterling
Title/Capacity:	Individual; former Company leadership only
Date:	June 25, 2026

PRIOR LEADERSHIP ACKNOWLEDGING PARTY:

By:	/s/ Thomas Untermeyer
Name:	Thomas Untermeyer
Title/Capacity:	Individual; former Company leadership only
Date:	June 25, 2026

PRIOR LEADERSHIP ACKNOWLEDGING PARTY:

By:	/s/ William Delgado
Name:	William Delgado
Title/Capacity:	Individual; former Company leadership only
Date:	June 25, 2026

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SCHEDULE A LICENSED TECHNOLOGY

The Licensed Technology includes the following, solely to the extent owned or controlled by Hydrenesis or its Affiliates and solely for use within the Licensed Field:

U.S. Patent Application No. 17/895,906; U.S. Publication No. US 20230064737; Title: Method and Apparatus for Removing Specific Contaminants from Water in a Recirculating or Linear Treatment System; Filing Date: August 25, 2022; Publication Date: March 2, 2023; owner of record to be confirmed and, if necessary, joined by written consent or joinder.

Any issued patent, continuation, continuation-in-part, divisional, reissue, reexamination, foreign counterpart, or related patent right claiming priority to, derived from, or otherwise related to the foregoing technology. Pressurized electrocoagulation, controlled water treatment, ammonia, nitrogen, solids, biofloc, contaminant, pathogen, and water quality control systems, processes, designs, methods, know-how, technical documentation, operating data, and commercialization materials used or useful in the Licensed Field.

Technical know-how, engineering information, schematics, drawings, specifications, validation data, test data, operating protocols, process controls, automation concepts, sensor integration concepts, software logic, algorithms, workflows, and training materials reasonably necessary or useful for the Company to commercialize the Licensed Technology in the Licensed Field.

Licensed Marks only if and to the extent approved in writing by Hydrenesis for Company use in the Licensed Field.

For avoidance of doubt, Schedule A does not assign, convey, or transfer ownership of any intellectual property to the Company.

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SCHEDULE B

EXCLUDED FIELD AND RETAINED RIGHTS

Hydrenesis retains all ownership rights in the Licensed Technology and all commercialization rights outside the Licensed Field. Without limiting the foregoing, Hydrenesis retains the right to use, license, commercialize, sell, assign, finance, encumber, enforce, improve, and otherwise exploit the Licensed Technology in all Excluded Fields.

The Company receives no rights outside the Licensed Field unless Hydrenesis grants such rights in a separate written agreement signed by Hydrenesis and the Company.

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SCHEDULE C

FORM OF CURRENT BOARD CONSENT

The following form is included for convenience and may be used as a separate board consent if counsel determines that a standalone written consent should be executed.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF BLUEFUTURE AQUATICS, INC. (FORMERLY NATURALSHRIMP INCORPORATED)

The undersigned, being the sole member of the Board of Directors of BlueFuture Aquatics, Inc. (formerly NaturalShrimp Incorporated), a Nevada corporation (the “Company”), hereby adopts the following resolutions by written consent, effective as of June 25, 2026:

RESOLVED, that the Board approves the First Amendment to Intellectual Property Acquisition and Management Transition Agreement and Amended and Restated Perpetual Field-of-Use License Terms by and among the Company, Hydrenesis, Inc., and David Antelo;

RESOLVED FURTHER, that the Board determines that amending the unconsummated intellectual property transfer structure into a perpetual field-of-use license structure is advisable and in the best interests of the Company and its stockholders;

RESOLVED FURTHER, that the Board approves the termination and supersession of the prior Intellectual Property Assignment Agreement and authorizes the Company to instruct any escrow holder not to release, record, rely upon, or use any such assignment document;

RESOLVED FURTHER, that the Board authorizes the Company to file an amendment to its Form 8-K and any other SEC filings, exhibits, updates, and disclosures determined by the Company’s officers and advisors to be necessary or advisable;

RESOLVED FURTHER, that the officers of the Company are authorized and directed to take any further actions and execute any further documents necessary or advisable to carry out the foregoing resolutions.

SOLE DIRECTOR:

By:
Name:	David Antelo
Title/Capacity:	Sole Director
Date:	June 25, 2026

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Schedule D

Milestone Issuance Schedule

1. Purpose.

This Schedule D sets forth the milestone events and related equity issuance mechanics for the additional Series P Preferred Stock issuable to David Antelo and the additional Series P-2 Preferred Stock issuable to Hydrenesis, Inc.

The milestone economics relate solely to economic ownership and shall not affect voting power, board composition, officer authority, governance control, or the validity of any governance action.

2. Closing Ownership.

At the License Effective Closing, subject to final capitalization calculations and compliance with applicable law, the Company shall issue to David Antelo shares of Series P Preferred Stock representing ten percent (10%) of the Company’s Fully Diluted Capitalization, calculated on a fully diluted, as-converted basis.

At the License Effective Closing, subject to final capitalization calculations and compliance with applicable law, the Company shall issue to Hydrenesis, Inc. shares of Series P-2 Preferred Stock representing fifteen percent (15%) of the Company’s Fully Diluted Capitalization, calculated on a fully diluted, as-converted basis.

3. Milestone Equity Increases.

The remaining milestone equity shall be earned in four milestone increments.

Upon achievement of each milestone, David Antelo shall receive additional shares of Series P Preferred Stock sufficient to increase his cumulative economic ownership by three and seventy-five one-hundredths percent (3.75%) of the Company’s Fully Diluted Capitalization.

Upon achievement of each milestone, Hydrenesis, Inc. shall receive additional shares of Series P-2 Preferred Stock sufficient to increase its cumulative economic ownership by six and twenty-five one-hundredths percent (6.25%) of the Company’s Fully Diluted Capitalization.

Upon achievement of all four milestone events, David Antelo shall be entitled to hold Series P Preferred Stock representing twenty-five percent (25%) of the Company’s Fully Diluted Capitalization, and Hydrenesis, Inc. shall be entitled to hold Series P-2 Preferred Stock representing forty percent (40%) of the Company’s Fully Diluted Capitalization, for a combined total of sixty-five percent (65%) of the Company’s Fully Diluted Capitalization.

Milestone equity shall be issued as a top-up to the applicable cumulative ownership percentage, and not as a fixed number of shares, unless otherwise required by applicable law or agreed in writing by the parties.

For purposes of calculating Fully Diluted Capitalization, unearned future milestone shares shall not be included until the applicable milestone has been achieved and certified.

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4. Milestone 1: Current Reporting and Restoration of Public Trading.

Milestone 1 shall be deemed achieved when the Company has filed all periodic and current reports required under the Securities Exchange Act of 1934 through the applicable certification date, no required report is then delinquent, and the Company’s common stock is no longer limited to quotation on the OTC Expert Market and is again eligible for publicly displayed quotations and trading on an applicable OTC market or other recognized public trading market.

The restoration of public trading shall be evidenced by the resumption of publicly displayed bid and ask quotations for the Company’s common stock and written or publicly available confirmation from OTC Markets, FINRA, a FINRA member broker-dealer, the Company’s transfer agent, independent securities counsel, or another applicable market participant that the Company’s common stock is no longer restricted to the Expert Market.

Upon achievement of Milestone 1, David Antelo shall receive additional Series P Preferred Stock sufficient to increase his cumulative economic ownership from ten percent (10%) to thirteen and seventy-five one-hundredths percent (13.75%) of the Company’s Fully Diluted Capitalization.

Upon achievement of Milestone 1, Hydrenesis, Inc. shall receive additional Series P-2 Preferred Stock sufficient to increase its cumulative economic ownership from fifteen percent (15%) to twenty-one and twenty-five one- hundredths percent (21.25%) of the Company’s Fully Diluted Capitalization.

5. Milestone 2: Grant Award, University Pilot, or Strategic Pilot or Joint Venture.

Milestone 2 shall be deemed achieved upon the occurrence of any one of the following:

(a) one or more written grant awards totaling at least three hundred thousand dollars ($300,000) have been awarded to the Company, an authorized project partner for work directly involving the Company, or a consortium in which the Company is a named participant, provided that the awarded funds are allocated to or directly support the Company’s technology, products, aquaculture systems, water treatment systems, pilot programs, validation programs, workforce development, food security, domestic seafood production, or related commercialization activities;

(b) the Company has entered into a definitive written pilot, trial, validation, testing, demonstration, research, or collaboration agreement with an accredited university, college, recognized research institution, or government - affiliated research body, and the applicable program has commenced or the participating institution has committed material personnel, facilities, equipment, funding, or other resources to the program; or

(c) the Company has entered into a definitive written pilot, trial, demonstration, joint venture, development, or commercial collaboration agreement with a Qualifying Strategic Counterparty, and the agreement provides for a bona fide pilot, trial, joint development activity, commercial deployment, or joint venture involving the Company’s technology, products, systems, certification framework, or commercial model.

For purposes of this Schedule D, “Qualifying Strategic Counterparty” means an unaffiliated operating company, or a subsidiary or business division of such company, that is not a shell company or special-purpose entity and that satisfies at least one of the following requirements:

(i) annual gross revenue of at least fifty million dollars ($50,000,000) during its most recently completed fiscal year; (ii) a public market capitalization of at least one hundred million dollars ($100,000,000);

(iii) at least two hundred fifty (250) full-time employees;

BlueFuture / Hydrenesis First

(iv) membership in the Fortune 1000 or an equivalent nationally or internationally recognized business ranking; or

(v) ownership or control by a parent company satisfying one or more of the foregoing requirements.

Upon achievement of Milestone 2, David Antelo shall receive additional Series P Preferred Stock sufficient to increase his cumulative economic ownership from thirteen and seventy-five one-hundredths percent (13.75%) to seventeen and fifty one-hundredths percent (17.50%) of the Company’s Fully Diluted Capitalization.

Upon achievement of Milestone 2, Hydrenesis, Inc. shall receive additional Series P-2 Preferred Stock sufficient to increase its cumulative economic ownership from twenty-one and twenty-five one-hundredths percent (21.25%) to twenty-seven and fifty one-hundredths percent (27.50%) of the Company’s Fully Diluted Capitalization.

6. Milestone 3: First $1,000,000 of True Commercial Revenue.

Milestone 3 shall be deemed achieved when the Company has collected at least one million dollars ($1,000,000) in aggregate gross cash receipts from bona fide, arm’s-length commercial revenue involving franchise rights, licensed operator rights, third-party technology licensing, certification licensing, territory licensing, royalties, recurring monitoring fees, app or platform fees, Blue Grade fees, commercial equipment packages tied to a license or operator model, equipment or system sales, service contracts, support contracts, or similar commercialization revenue.

For purposes of this milestone, commercial revenue shall exclude capital contributions, equity financing, debt financing, insider funding, grant proceeds, refundable deposits, expense reimbursements, pass-through costs without a commercially reasonable margin, and related-party transactions unless approved by independent counsel or an independent committee. No amount arising from the perpetual license transaction between Hydrenesis and the Company shall count toward this milestone.

Upon achievement of Milestone 3, David Antelo shall receive additional Series P Preferred Stock sufficient to increase his cumulative economic ownership from seventeen and fifty one-hundredths percent (17.50%) to twenty- one and twenty-five one-hundredths percent (21.25%) of the Company’s Fully Diluted Capitalization.

Upon achievement of Milestone 3, Hydrenesis, Inc. shall receive additional Series P-2 Preferred Stock sufficient to increase its cumulative economic ownership from twenty-seven and fifty one-hundredths percent (27.50%) to thirty- three and seventy-five one-hundredths percent (33.75%) of the Company’s Fully Diluted Capitalization.

7. Milestone 4: Two Consecutive Quarters of Profitability.

Milestone 4 shall be deemed achieved when the Company achieves two consecutive fiscal quarters of positive

Adjusted EBITDA, as reflected in the Company’s books and records, financial statements, or SEC filings, and reviewed or certified by the Company’s outside accountant, independent counsel, or independent committee.

For purposes of this milestone, Adjusted EBITDA may exclude noncash stock compensation, noncash derivative accounting charges, noncash preferred stock accounting charges, depreciation, amortization, interest, taxes, one- time legacy liability cleanup expenses, one-time restructuring expenses, nonrecurring legal expenses, nonrecurring audit remediation expenses, and other nonrecurring public company cleanup expenses approved by independent counsel or an independent committee. Normal and recurring cash operating expenses necessary to operate and commercialize the Company’s business shall not be excluded from the calculation.

BlueFuture / Hydrenesis First

Upon achievement of Milestone 4, David Antelo shall receive additional Series P Preferred Stock sufficient to increase his cumulative economic ownership from twenty-one and twenty-five one-hundredths percent (21.25%) to twenty-five percent (25%) of the Company’s Fully Diluted Capitalization.

Upon achievement of Milestone 4, Hydrenesis, Inc. shall receive additional Series P-2 Preferred Stock sufficient to increase its cumulative economic ownership from thirty-three and seventy-five one-hundredths percent (33.75%) to forty percent (40%) of the Company’s Fully Diluted Capitalization.

8. Automatic Issuance Upon Independent Certification.

The milestone equity shall be earned automatically upon satisfaction of the applicable milestone. The Company shall issue the applicable Series P Preferred Stock and Series P-2 Preferred Stock within ten (10) business days after certification of milestone achievement by independent counsel, an independent committee, the Company’s outside accountant with respect to financial milestones, or another disinterested party approved by the Board.

Certification shall be based on written records, contracts, SEC filings, financial records, technical documentation, commercial agreements, bank records, accounting records, or other commercially reasonable evidence.

9. Earnout Period.

The milestone rights shall remain eligible to be earned until the fourth anniversary of the License Effective Closing. Any milestone substantially completed before the fourth anniversary shall be deemed timely achieved if final certification occurs within ninety (90) days after such fourth anniversary.

10. Securities Law Compliance.

All milestone equity issued pursuant to this Schedule D shall be issued only in compliance with applicable federal and state securities laws, the Company’s governing documents, the applicable certificates of designation, and any required corporate approvals.

BlueFuture / Hydrenesis First